UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2015

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Autoliv, Inc. (“Autoliv” or the “Company”) today published certain recast, unaudited historical financial information for the operating segments which became operational on January 1, 2015. Autoliv previously announced on August 13, 2014 that it intended to implement a new operating structure with two operating segments in order to more effectively manage its business operations and allow for future growth.

The Company will report its results under the two new segments, Passive Safety and Electronics, commencing with its quarterly report for the period ending March 31, 2015. Passive Safety includes Autoliv’s airbag and seatbelt businesses, while Electronics joins all of Autoliv’s electronics resources and expertise in both passive safety electronics and active safety in one organization.

Under this new operating structure, Autoliv will report segment information for: sales, operating income, capital expenditures and depreciation & amortization in its quarterly earnings releases and periodic reports.

The figures are available in pdf format as an attachement to the press release and as a downloadable excel file at Autoliv’s corporate website: http://www.autoliv.com/Investors/Pages/Financials. Autoliv intends to publish the quarterly earnings report for the first quarter 2015 on Wednesday, April 22, 2015. The recast information does not revise or restate our previously reported consolidated financial statements.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated March 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Fredrik Peyron
Name:	Fredrik Peyron
Title:	Group Vice President for Legal Affairs,
General Counsel and Secretary

Date: March 30, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated March 30, 2015.